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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

UFP TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
of
UFP TECHNOLOGIES, INC.

To Be Held on June 9, 2010

        The Annual Meeting of Stockholders of UFP Technologies, Inc. (the "Company") will be held on June 9, 2010, at 10:00 a.m., local time, at the Crowne Plaza Boston North Shore, 50 Ferncroft Road, Danvers, Massachusetts 01923, for the following purposes:

  1.
  To consider and act upon the election of the two Class II directors identified in the accompanying proxy statement to serve until the 2013 Annual Meeting of Stockholders and until their successors are duly elected.

  2.
  To ratify the appointment of CCR LLP as the Company's independent registered public accounting firm.

  3.
  If submitted to a vote of the Company's stockholders, to consider and act upon an adjournment of the annual meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for those proposals.

  4.
  To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The Board of Directors has fixed April 23, 2010 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

        You are cordially invited to attend the Meeting.

By Order of the Board of Directors
RICHARD L. BAILLY, Secretary

Boston, Massachusetts
May 7, 2010

YOUR VOTE IS IMPORTANT

        YOU ARE URGED TO VOTE, SIGN, DATE, AND RETURN THE ACCOMPANYING ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE
COMPANY'S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2010:
This Proxy Statement, the Company's Annual Report for the fiscal year ended
December 31, 2009 and the Proxy Card are available at the
Company's website, www.ufpt.com.

UFP TECHNOLOGIES, INC.
172 EAST MAIN STREET
GEORGETOWN, MASSACHUSETTS 01833-2107 USA

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 9, 2010

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of UFP Technologies, Inc., a Delaware Corporation (the "Company") with its principal executive offices at 172 East Main Street, Georgetown, Massachusetts 01833, for use at the Annual Meeting of Stockholders to be held on June 9, 2010, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about May 7, 2010. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

        Only stockholders of record at the close of business on April 23, 2010 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 6,141,188 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy.

        The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, in favor of (i) the election of the nominees identified herein as directors and (ii) ratification of the appointment of CCR LLP as the Company's independent registered public accounting firm. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Meeting, two Class II directors are to be elected to serve until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        The Company's Certificate of Incorporation, as amended, and Bylaws provide that the Board of Directors shall be divided into three classes. At each Annual Meeting of Stockholders, the directors elected to succeed those whose terms expire shall be identified as being the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of Stockholders after this election, and until their respective successors are duly elected and qualified, unless an adjustment in the term to which an individual director shall be elected is made because of a change in the number of directors.

        The Company currently has three Class I directors, two Class II directors, and three Class III directors. The terms of the Class II directors, Kenneth L. Gestal and Thomas Oberdorf, expire at the Meeting. Each of Messrs. Gestal and Oberdorf are being nominated for election as Class II directors, to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified.

        It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

        The following table sets forth certain information with respect to the nominees and each of the directors whose term extends beyond this Meeting, including the year in which the nominees' terms would expire, if elected. When used below, positions held with the Company include positions held with the Company's predecessors and subsidiaries:

Name	Age	Position	Director Since	Year Term Expires If Elected/Class
R. Jeffrey Bailly	48	President, Chief Executive Officer and Chairman of the Board of Directors	1995	2012, Class I
Richard L. Bailly	75	Secretary and Director	1963	2011, Class III
Kenneth L. Gestal	61	Director	1996	2013, Class II
David B. Gould*	56	Director	2003	2012, Class I
Thomas Oberdorf*,+	52	Director	2004	2013, Class II
Marc Kozin++	48	Director	2006	2012, Class I
David K. Stevenson**	67	Director	2007	2011, Class III
Robert W. Pierce, Jr.+	56	Director	2008	2011, Class III

*
Member of the Audit Committee

**
Chairman of the Audit Committee

+
Member of the Compensation Committee

++
Chairman of the Compensation Committee

        Mr. R. Jeffrey Bailly has served as Chairman of the Company since October 2006 and as Chief Executive Officer, President, and a director since January 1, 1995. He joined the Company in 1988 and served as a Division Manager (1989-1992), General Manager Northeast Operations (1992-1994), and as its Vice President of Operations (1994-1995). From 1984 through 1988, Mr. Bailly, a certified public accountant, was employed by Coopers & Lybrand. Mr. Bailly is a member of Young Presidents' Organization and an officer of its New England Chapter. As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in operations, accounting, finance, mergers and acquisitions, and executive leadership within a manufacturing environment that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Richard L. Bailly, a cofounder of the Company, has served as a director of the Company since its organization in 1963. Mr. Bailly served as the Executive Vice President of the Company from 1963 until his retirement on June 1, 1999. Mr. Bailly is the author of many of the Company's patents, including patents covering the forming and lamination of foam plastics, packaging, conversion technology and moisture transmission. Mr. Bailly is the father of R. Jeffrey Bailly, the Chairman, Chief Executive Officer, and President of the Company. As a result of these and other professional experiences, Mr. Bailly possesses particular knowledge and experience in manufacturing and design, innovation, and engineering within the foam fabrication business that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Gestal has served as a director of the Company since 1996. In June 2007, Mr. Gestal rejoined Decision Capital, L.P. as president and managing partner; Decision Capital is an alternative investment money management group, which Mr. Gestal had served previously as chief executive officer from 1998 through July 2005. From August 2005 through June 2007, Mr. Gestal served as Chief Operating Officer of Tricordia, LLC, an institutional marketing company. From November 1997 through December 1998,

Mr. Gestal served as president of the Alternative Asset Management Group at Swiss Bank Corporation. Prior to that, Mr. Gestal was chairman of Institutional Global Finance Corp., a money management firm, from 1996 through October 1997. From 1991 to 1995, Mr. Gestal served Swiss Bank Corporation, a securities firm, first as president of SBCI Futures, then as president of SBC Government Securities Inc. and as a director of both firms. Prior to joining Swiss Bank Corporation, Mr. Gestal served as the president of Sanwa-BGK, a securities firm, and as chairman of its futures operations. Mr. Gestal is the brother-in-law of R. Jeffrey Bailly, the Chairman, Chief Executive Officer, and President of the Company. As a result of these and other professional experiences, Mr. Gestal possesses particular knowledge and experience in investment, capital markets and finance, economics and strategic planning that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Gould has served as a director of the Company since 2003. Mr. Gould has been president of Westfield Inc., an industrial real estate development company, since June 1999. Prior to that Mr. Gould was president and chief executive officer of Wood Structures, Inc., a manufacturer of structural building components for the construction industry from May 1991 through June 1999. Mr. Gould is an active member on numerous businesses' boards of advisors and directors as well as a member of several community organizations. As a result of these and other professional experiences, Mr. Gould possesses particular knowledge and experience in sales and marketing, and executive leadership within a manufacturing environment that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Kozin has served as a director of the Company since 2006. Mr. Kozin has been President of the North American practice of L.E.K. Consulting since January 1997; he has served L.E.K. Consulting in various capacities since July 1987. Mr. Kozin has been on the Board of Directors of CrunchTime! Information Systems, Inc., an information systems company serving the restaurant and food service industry, since December 2002. Previously, Mr. Kozin served on the Board of Directors of Brandwise, Inc. from December 2002 to December 2005, Lynx Therapeutics, Inc. from July 2002 to March 2005, and Assurance Medical, Inc. from October 1999 to July 2001. As a result of these and other professional experiences, Mr. Kozin possesses particular knowledge and experience in strategic planning and leadership consulting of complex organizations that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Oberdorf has served as a director of the Company since 2004. Since December 2008, Mr. Oberdorf has been Executive Vice President and Chief Financial Officer of infoGROUP, Inc., which provides business and consumer databases for sales leads and mailing lists, database marketing services, data processing services, e-mail marketing, market research, and sales and marketing solutions. From June 2006 through 2008, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of Getty Images Inc., the world's leading creator and distributor of still imagery, footage and multi-media products, as well as a recognized provider of other forms of premium digital content, including music. From March 2002 through June 2006, Mr. Oberdorf was Senior Vice President, Chief Financial Officer and Treasurer of CMGI, Inc., a supply chain management, marketing distribution and ecommerce solutions company, where he served as a consultant from November 2001 through February 2002. From February 1999 through October 2001, Mr. Oberdorf was Senior Vice President and Chief Financial Officer of Bertelsmann AG's subsidiary, BeMusic Direct, a direct-to-consumer music sales company. From January 1981 through January 1999, Mr. Oberdorf served in various capacities at Readers Digest Association, Inc., most recently as Vice President Global Books & Home Entertainment—Finance. As a result of these and other professional experiences, Mr. Oberdorf possesses particular knowledge and experience in manufacturing and accounting, finance, and capital markets that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Stevenson has served as a director of the Company since March 2007. Mr. Stevenson served as a director of Chirex, Inc., a Nasdaq listed biotechnology company, from April 2000 until its acquisition by Rhodia SA in September 2000. Mr. Stevenson also served as a Trustee from 1999 to 2008 and as Board Chair in 2007 of Beth Israel Deaconess Hospital—Needham, an affiliate of Beth Israel

Deaconess Medical Center. He continues to serve on the Beth Israel Deaconess Hospital—Needham Board of Advisors and presently chairs the Audit Committee. Mr. Stevenson also served as a director of Elderhostel, Inc., the leading provider of lifelong educational programs to people over 55, from May 2001 through May 2009. He has served as a director of various U.S. insurance subsidiaries of Sun Life Financial, Inc. (NYSE: SLF) since February 2002. Mr. Stevenson currently chairs the Audit and Nominating Committee of Sun Life Insurance and Annuity Company of New York. He is also a director of All States Asphalt, Inc., a private company. Mr. Stevenson, a CPA, was a partner at Arthur Andersen, LLP during his 33 year career in public accounting. As a result of these and other professional experiences, Mr. Stevenson possesses particular knowledge and experience in accounting, finance, and capital markets that strengthen the Board's collective qualifications, skills, and experience.

        Mr. Pierce has served as a director of the Company since June 2008. Mr. Pierce serves as Chief Executive Officer, Chairman, and Co-Owner of Pierce Aluminum Companies, Inc. Pierce Aluminum supplies aluminum raw stock and finished goods to the marine, aerospace, medical, transportation, and defense industries. Over the last 39 years, Mr. Pierce has overseen the growth of the company from a small operating warehouse in Canton, Massachusetts to a state of the art 150,000 square foot production facility and distribution center in Franklin, Massachusetts and six regional warehouses across the country. Mr. Pierce is a past board member of the National Association of Aluminum Distributors and Mass General Hospital for Children Business Advisory Board. As a result of these and other professional experiences, Mr. Pierce possesses particular knowledge and experience in manufacturing and design, innovation, engineering, sales and marketing, and executive leadership within a manufacturing environment that strengthen the Board's collective qualifications, skills, and experience.

        Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

 CORPORATE GOVERNANCE

Meetings of the Board of Directors

        The Board of Directors of the Company held four meetings during 2009. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and its committees during such fiscal year. All of the Company's directors are encouraged to attend the Company's Annual Meeting of Stockholders. All of the Company's directors were in attendance at the Company's 2009 Annual Meeting, except Richard L. Bailly.

Independence, Diversity, Leadership Structure and Board Committees

Independence

        The Company's Common Stock is listed on the NASDAQ Stock Market LLC, or Nasdaq, and Nasdaq's listing standards relating to director independence apply to the Company. The Board of Directors has determined that the following current directors are independent under applicable Nasdaq listing standards: Messrs. Stevenson, Gould, Kozin, Oberdorf and Pierce.

Diversity

        The Company strives to have the members of its Board of Directors possess a diverse set of skills so as to best provide guidance to the management team and oversight to the Company. Skills sought include, financial, capital markets, manufacturing, foam fabricating, executive leadership, marketing and sales, organizational growth and strategic planning. The Company believes that it has a minimum of one director for each of these skills.

Leadership Structure

        As noted above, our Board is currently comprised of eight directors of which five are independent under applicable standards. Mr. R. Jeffrey Bailly has served as Chief Executive Officer and member of the Board since January 1, 1995. In October of 2006, he was appointed Chairman of the Board following the death of the prior Chairman of the Board, William H. Shaw, on August 30, 2006.

        We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that UFP Technologies is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company.

        Because the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the Board also believes it is appropriate for the independent Directors to elect one independent Director to serve as a Lead Independent Director. In addition to presiding at executive sessions of independent directors, the Lead Independent Director has the responsibility to: (1) coordinate with the Chairman of the Board and Chief Executive Officer in establishing the annual agenda and topic items for Board meetings; (2) retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; (3) perform such other functions as the independent directors may designate from time to time. Mr. Gould currently serves as the Lead Independent Director, a position he has held since June of 2004.

        We believe that our overall leadership structure consisting of a single individual serving as Chief Executive Officer and Chairman of the Board, together with the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its shareholders.

Risk Oversight

        Our Board is responsible for overseeing the Company's risk management process. The Board focuses on the Company's general risk management strategy, the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

        The Board has delegated to the Audit Committee oversight of the Company's risk management process. Among its duties, the Audit Committee reviews with management (a) the Company's policies with respect to risk assessment and risk management as well as the Company's significant areas of financial risk exposure, (b) the Company's system of disclosure controls and procedures and system of internal controls over financial reporting, and (c) the Company's compliance with legal and regulatory requirements. Our Compensation Committee also considers and addresses risk as it performs its committee responsibilities. Both committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        The Company's management is responsible for day-to-day risk management. Our Treasury, Finance, and Internal Audit functions serve as the primary monitoring and testing function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for the ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Nominating Committee

        The Board of Directors does not have a nominating committee. Director nominees are selected by a majority of the Company's independent directors. The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because all its independent directors lead the nomination process and the establishment of a nominating committee would be redundant. The Board of Directors does not have a charter for nomination of directors.

        The independent members of the Company's Board of Directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent members of the Company's Board of Directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. The board of directors does not assign any particular weight or importance to any one of these factors but rather considers them as a whole. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2011 Annual Meeting of Stockholders, it must follow the procedures described in "Stockholder Proposals and Recommendations For Director."

Compensation Committee

        The Board of Directors has a Compensation Committee, which met on five occasions in 2009, and is currently composed of Messrs. Kozin, Oberdorf and Pierce. The Compensation Committee operates pursuant to a written charter (the "Compensation Committee Charter") that was adopted by the Board of Directors and that complies with applicable Nasdaq listing standards. The Compensation Committee Charter, as amended, is available at the Company's website, www.ufpt.com. Under the provisions of the Compensation Committee Charter, the primary functions of the Compensation Committee include determining salaries for the Company's named executive officers, individuals to whom stock options, other equity awards and cash awards are granted, and the terms upon which such grants and awards are made, incentive plans, oversight of risks associated with the Company's compensation policies and practices, director compensation, benefits and overall compensation. For a further description of the Company's determination of executive and director compensation, see "Executive Compensation," below.

Audit Committee

        The Board of Directors has an Audit Committee established within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met five times in 2009, and is currently composed of Messrs. Stevenson, Gould and Oberdorf. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") that was adopted by the Board of Directors and that complies with currently applicable SEC and Nasdaq rules. The Audit Committee Charter, as amended, is available at the Company's website, www.ufpt.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) the Company's accounting and financial reporting processes, internal controls and audits of the Company's financial statements and (ii) the qualifications, independence, appointment, retention, compensation and performance of the Company's registered public accounting firm. The Audit Committee is also responsible for the maintenance of "whistle-blowing" procedures, and the oversight of certain other compliance matters. See "Report of the Audit Committee" below.

        The Board of Directors has determined that the current members of the Audit Committee are independent directors, as defined by the Audit Committee Charter, applicable SEC rules, and Nasdaq listing standards. The Board of Directors has determined that Messrs. Stevenson and Oberdorf qualify as "audit committee financial experts," as defined by applicable SEC rules, and that Messrs. Stevenson and Oberdorf satisfy Nasdaq's financial sophistication listing standards.

        Audit Fees.    The Company incurred an aggregate of approximately $152,000 in fees for audit services from CCR LLP, for the year ended December 31, 2009. The Company incurred an aggregate of approximately $150,000 in fees and expenses for audit services from CCR LLP for the fiscal year ended December 31, 2008. Audit fees include fees and expenses for professional services rendered in connection with the audit of the Company's financial statements for those years, reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during those years and fees for services related to the Company's assessment of internal controls, registration statements, consents and assistance with and review of documents filed with the SEC.

        Audit-Related Fees.    The Company incurred $11,000 and $9,633 in audit-related fees in the fiscal years ended December 31, 2009 and 2008, respectively, from CCR LLP, relating to due diligence procedures and the review of SEC filings in connection with acquisitions.

        Tax Fees.    The Company incurred $0 and $31,325 in tax fees for the fiscal years ended December 31, 2009 and 2008, respectively, from CCR LLP. The tax fees for 2008 related to tax research that was done to assist management in its implementation of and ongoing compliance with newly applicable accounting standards as well as assistance determining qualifying tax credits.

        All Other Fees.    The Company incurred no other fees for the fiscal years ended December 31, 2009 and 2008, respectively, from CCR LLP.

        The Audit Committee has considered whether the provision of non-audit services by CCR LLP is compatible with maintaining CCR LLP's independence, and believes that the provision of such services is compatible.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by CCR LLP. These services may include audit services, audit-related services, tax services and other services.

Report of the Audit Committee

        The Audit Committee has:

  •
  Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2009;

  •
  Discussed with CCR LLP, the Company's independent registered public accounting firm, the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by the American Institute of Certified Public Accountants' Auditing Standards Codification Section 380 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

  •
  Received and reviewed the written disclosures and the letter from the Company's independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with the independent accountant the independent accountant's independence; and

  •
  Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors:

  David K. Stevenson, Chair
  Thomas Oberdorf
  David B. Gould

Independent Registered Public Accounting Firm

        CCR LLP has continuously served as the Company's independent public accountants since its engagement on July 5, 2005. The Audit Committee has appointed CCR LLP, independent accountants, to be the Company's independent registered public accounting firm and to audit the consolidated financial statements of the Company for the year ending December 31, 2010. The Company is advised that no member of CCR LLP has any direct financial interest or material indirect financial interest in the Company since the date of its engagement, July 5, 2005, or has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee since such date.

        A representative of CCR LLP is expected to be present at the Meeting and will be given the opportunity to make a statement if so desired. The representative will be available to respond to appropriate questions.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 23, 2010, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals. Unless otherwise indicated, (i) each person identified possesses sole voting and investment power with respect to the shares listed and (ii) the address for each person named below is: c/o UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833.

Name	Shares of Common Stock Beneficially Owned	Percentage of Class
R. Jeffrey Bailly(1)	1,020,227	15.7%
Richard L. Bailly(1)(2)	125,485	2.0%
Kenneth L. Gestal(1)(3)	110,272	1.8%
Mitchell C. Rock(1)	103,920	1.7%
Ronald J. Lataille(1)	135,929	2.2%
Richard LeSavoy(1)	107,741	1.7%
Daniel J. Shaw, Jr.(1)	62,139	1.0%
David B. Gould(1)(4)	83,383	1.3%
Thomas Oberdorf(1)	56,116	*
Marc Kozin(1)	31,893	*
David K. Stevenson(1)(5)	28,058	*
Robert W. Pierce, Jr.(1)	14,795	*
Dalton, Greiner, Hartman, Maher & Co(6)	411,600	6.7%
565 Fifth Avenue
Suite 2101
New York, NY 10017
Renaissance Technologies LLC(7)	370,600	6.0%
800 Third Avenue
New York, NY 10022
All executive officers and directors as a group (12 persons)(1)(2)(3)(4)(5)(8)	1,879,958	27.3%

*
Less than one percent

(1)
Includes shares issuable pursuant to stock options currently exercisable or exercisable within the next 60 days, as follows: 370,000 for R. Jeffrey Bailly, 30,314 for Richard L. Bailly, 95,272 for Kenneth L. Gestal, 15,000 for Mitchell C. Rock, 15,000 for Ronald J. Lataille, 20,000 for Richard LeSavoy, 10,000 for Daniel J. Shaw, Jr., 67,383 for David B. Gould, 56,116 for Thomas Oberdorf, 31,893 for Marc Kozin, 23,558 for David K. Stevenson and 12,795 for Robert W. Pierce, Jr.

(2)
Includes 89,734 shares held by the Bailly Living Trust, over which Mr. Richard L. Bailly has shared voting and dispositive power (together with his spouse) and 5,437 shares held in an IRA account, over which Mr. Richard L. Bailly has sole voting and dispositive power. Excludes 1,020,227 shares attributable to R. Jeffrey Bailly, Mr. Richard L. Bailly's son, as to which Mr. Richard L. Bailly disclaims beneficial ownership.

(3)
Includes 15,000 shares owned by Mr. Gestal's spouse, as to which Mr. Gestal disclaims beneficial ownership.

(4)
Includes 16,000 shares owned by Mr. Gould's spouse, as to which Mr. Gould disclaims beneficial ownership.

(5)
Includes 1,000 shares owned by Mr. Stevenson's spouse, as to which Mr. Stevenson disclaims beneficial ownership.

(6)
Information in the table and this footnote is based solely upon information contained in a Schedule 13G filed with the SEC by Dalton, Greiner, Hartman, Maher & Co on January 15, 2010. As of December 31, 2009, Dalton, Greiner, Hartman, Maher & Co had sole dispositive power over 395,160 shares and sole voting power over 411,600 shares.

(7)
Information in the table and this footnote is based solely upon information contained in a Schedule 13G/A filed with the SEC by Renaissance Technologies LLC on February 12, 2010. As of December 31, 2009, Renaissance Technologies LLC had sole dispositive power over 370,600 shares and sole voting power over 370,600 shares.

(8)
Includes an aggregate of 747,331 shares that the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

CODE OF ETHICS

        Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Code of Ethics, as amended, is available at the Company's website, www.ufpt.com. If the Company makes any substantive amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to the Company's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, the Company will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a report on Form 8-K.

EXECUTIVE OFFICERS

        The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

Name	Age	Title
Mitchell C. Rock	43	Vice President of Sales and Marketing
Ronald J. Lataille	48	Vice President, Treasurer and Chief Financial Officer
Richard LeSavoy	54	Vice President of Manufacturing
Daniel J. Shaw, Jr.	49	Vice President of Engineering

        Mr. Rock initially joined the Company in 1991 and served as Director, Sales and Marketing of the Company's Moulded Fibre division (now "Molded Fiber"). From May 1999 through October 2000, Mr. Rock served as Vice President Sales and Business Development of Esprocket, an internet start-up company. Mr. Rock rejoined the Company in April 2001 as Vice President, Sales and Marketing of the Company's Moulded Fibre division and has served as Vice President, Sales and Marketing for the entire Company since May 2002.

        Mr. Lataille joined the Company in November 1997 as its Chief Financial Officer. Prior to joining the Company, Mr. Lataille served as Vice President, Treasurer and Chief Financial Officer of Little Switzerland, Inc. from 1991 through October 1997. He also served as interim President and Chief Executive Officer of Little Switzerland from October 1994 through October 1995. Mr. Lataille is a director of Seacoast United Soccer Club, a not for profit organization located in Hampton, New Hampshire.

        Mr. LeSavoy initially joined the Company in 1983 and served as Materials Manager and then Operations Manager through 1987. From 1988 through 1995 Mr. LeSavoy served as Purchasing Manager and then Manufacturing Manager for the USCI Division of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of healthcare products. Mr. LeSavoy rejoined the Company in 1995 as Director of Operations for the Northeast Region and has served as Vice President, Manufacturing since February 2003.

        Mr. Shaw initially joined the Company in 1983 and served as a Corporate Industrial Engineer through September, 1992. From October 1992 through September, 1996 Mr. Shaw served as Manager of Product Development and from October 1996 through May, 2000 as Director of Product Development. From June 2000 through May 2002 Mr. Shaw served as a Divisional Vice President of the Specialty Components Division. Since May 2002 Mr. Shaw has served as corporate Vice President, Engineering.

        Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

EXECUTIVE COMPENSATION

        The Company's compensation programs are determined by the Compensation Committee of the Board of Directors, which has the ongoing responsibility for establishing, implementing, and monitoring the Company's executive compensation programs. In 2008, the Compensation Committee engaged DolmatConnell & Partners, a Massachusetts-based compensation consulting firm, to perform a comprehensive comparative market study of the compensation programs offered to peer company chief executives and other executive officers. The Compensation Committee used this information in establishing 2009 base salaries, incentive bonuses and other stock-based incentives for its named executive officers. The chief executive officer also makes recommendations to the Compensation Committee about the compensation of the Company's other named executive officers. The Compensation Committee considers the chief executive's recommendations before making a final determination of the compensation programs for the named executive officers.

        UFP Technologies, Inc. operates in a highly competitive and dynamic industry. The key objectives of its executive compensation programs are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executives with the stockholders of the Company. The compensation of named executive officers consists of (1) base salary, (2) incentive bonus, (3) long-term incentives and (4) other benefits and perquisites. In addition, the Company has an employment agreement with its chief executive officer.

        Base Salary.    Base salaries are determined based upon a variety of factors, including the executive's scope of responsibilities, a market competitive assessment of similar roles at other companies, and a comparison of salaries paid to peers within the Company. Base salaries are reviewed annually and may be adjusted after considering the above factors.

        Incentive Bonus.    In the past and for the Company's fiscal year ended 2009, the Company's named executive officers earned incentive bonuses. Bonuses are determined based on a combination of qualitative and quantitative, Company and individual measures, the details of which are established annually in the form of business objectives. The business objectives may vary for each executive based upon his or her responsibilities and may include financial and/or strategic measures.

        In 2009, bonuses for our named executive officers were largely based upon the Company achieving certain operating income targets, which were based upon the Company's internal budgets, with the bonus amounts set to fluctuate up or down based on the extent to which the Company achieved, did not achieve, or exceeded the operating income target. The bonus amounts for 2009 were also based in part on strategic objectives established for each named executive officer. The bonus amounts awarded for 2009 reflect the fact that the Company exceeded its operating income target for 2009.

        Subject to contractual commitments, at its discretion the Compensation Committee may allow any executive officer to receive a portion of certain of these bonuses in the form of Company Common Stock. In these situations, the Compensation Committee may also provide the named executive officer, at its discretion, an additional cash award in the form of a gross-up, in order to pay the income taxes associated with receiving the Company Common Stock. The goal in allowing the Company's named executive officers to receive a portion of their bonus in stock is to further align their interest with those of the Company's shareholders. Subject to contractual commitments, the Compensation Committee retained sole discretion over all matters relating to the 2009 bonus payments, including, without limitation, the decision to pay any bonuses, the amount of each bonus, if any, the ability to increase or decrease any bonus payment and make changes to any financial and/or strategic measures, discretion over the payment of partial awards in the event of employment termination, and the decision whether to allow recipients to receive a portion—and if so, how much—of their bonuses in the form of Company Common Stock.

        Long-term Incentives.    It is the philosophy of the Company to provide executives with long-term incentives and, thus, align their financial interests with those of the Company's shareholders. Among the Company's various plans, the Company maintains two plans—the Company's 1993 Employee Stock Option Plan and the Company's 2003 Incentive Plan—that provide long-term rewards and incentives to the Company's named executive officers, as well as other participants.

        Beginning in 2006, the Company implemented a stock unit award program for the named executive officers under the 2003 Incentive Plan. The stock unit awards represent a right to receive shares of the Company's Common Stock in varying amounts based on the achievement of financial performance objectives for the Company and, in certain instances, time-based vesting requirements. Based upon the Company's financial results for its 2009 fiscal year, the Compensation Committee determined that the Company had achieved the "threshold" and "target" financial performance targets, but not the "exceptional" financial performance target, relating to stock unit awards granted in 2009.

        Named executive officers have stock options outstanding under the Company's 1993 Employee Stock Option Plan. The stock options allow the named executive officers, as well as other key employees, the right to acquire shares of Company stock at a price equal to the fair market value of the Company's stock on the date of grant. With the exception of the chief executive officer, whose stock options vested immediately upon grant, the stock options are subject to a vesting period. In 2009, no stock options were granted to named executive officers.

Other Benefits and Perquisites

        CEO Stock Awards—For the past several years, and again in 2009, the Company has granted to Mr. R. Jeffrey Bailly, its Chief Executive Officer, an award of Common Stock as a component of his overall compensation. The objective of this equity component is to greater align the chief executive officer's interests with those of the Company's shareholders. The stock is typically issued to the chief executive officer on the last day of the fiscal year, assuming the chief executive officer remains employed by the Company on that date. The chief executive officer is also granted an additional cash award to pay the income taxes associated with receiving this grant of Common Stock (a "gross-up"). In 2009, consistent with the terms of his employment agreement, the chief executive officer was granted 25,000 shares and the gross-up associated with this grant amounted to approximately $117,000.

        Deferred Compensation Plan—In 2006, the Company implemented the UFP Technologies Executive Nonqualified Excess Plan ("Deferred Comp Plan"). Under the Deferred Comp Plan, named executive officers and other key employees are eligible to defer up to 90% of base salary and 100% of bonus and/or commissions into the Plan. Investments of the deferrals are directed by the participants and returns on the deferrals are determined accordingly. Employer contributions into the Plan are discretionary and determined by the Compensation Committee. No employer contributions were made in 2009.

        Supplemental Disability Insurance—Beginning in 2007, named executive officers received long-term disability insurance coverage to supplement the Company's group long-term disability plan. The objective is to provide named executive officers with sufficient coverage to replace a significant portion of his or her wages in the event of disability. The premiums are paid for by the Company and amounted to approximately $12,000 for all named executive officers in 2009.

        Profit Sharing/401(K) Plan—All employees, including named executive officers, who meet certain criteria are eligible to participate in the UFP Technologies, Inc. Profit Sharing Plan ("PSP"). Participants in the PSP can defer up to 20% of their gross compensation, subject to IRS limitations on a pre-tax basis. The Company matches employee deferrals at a discretionary rate, which was 50% of employee deferrals up to a maximum of 2% of an employee's gross wages in 2009. In addition, the Company may make an additional discretionary profit sharing contribution which was 1.75% of gross wages in 2009. No employee deferrals are required to receive an allocated portion of the profit sharing contribution.

        Perquisites—The Company provides welfare benefits to its named executive officers at no cost to the executives. The chief executive officer is also eligible for additional perquisites including club memberships, life insurance and Company paid tax preparation fees. These chief executive officer perquisites are offered principally to facilitate the chief executive officer's role as a Company representative within the community, and to entertain customers.

Policy on Stock Option Timing and Pricing

        The Company's Board of Directors adopted a policy whereby stock options are to only be granted by majority vote of members of the Compensation Committee at a Committee meeting. The Company's policy is to permit trading of Company securities commencing 48 hours after the release of quarterly or annual earnings, assuming that, at such time, there is, in the opinion of the Directors, no material inside information pending. The Company has amended its 1993 Employee Stock Option Plan and its 2003 Incentive Plan to establish fair market value as the closing price on the date of grant of any equity security, including stock options, granted pursuant to such plans. Previously, the Company used the closing price on the day preceding the grant date as the fair market value.

Tax Considerations

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals other than qualified performance-based compensation. The Company believes that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its named executive officers. In this regard, for 2009, no named executive officer received compensation in excess of the limits imposed by Section 162(m) and, therefore, the Company believes that all executive compensation is deductible for federal income tax purposes.

 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total
R. Jeffrey Bailly,	2009	$315,000	$319,331	$362,250	$173,401	$1,169,982
President, Chief Executive	2008	$315,000	$630,750	$537,266	$147,490	$1,630,506
Officer and Chairman	2007	$300,000	$474,500	$399,755	$326,707	$1,500,962
Ronald J. Lataille	2009	$210,000	$50,000	$85,000	$28,530	$373,530
Vice President, Treasurer	2008	$210,000	$114,300	$95,000	$46,776	$466,076
and Chief Financial Officer	2007	$200,000	$91,080	$84,000	$42,293	$417,373
Richard LeSavoy	2009	$210,000	$50,000	$90,000	$29,878	$379,878
Vice President of	2008	$210,000	$114,300	$105,000	$50,376	$479,676
Manufacturing	2007	$200,000	$91,080	$90,000	$44,453	$425,533
Mitchell C. Rock	2009	$195,000	$50,000	$80,000	$27,537	$352,537
Vice President of Sales and	2008	$195,000	$114,300	$95,000	$46,776	$451,076
Marketing	2007	$185,000	$91,080	$74,000	$38,693	$388,773
Daniel J. Shaw, Jr.	2009	$160,000	$40,000	$62,000	$22,322	$284,322
Vice President of	2008	$160,000	$95,250	$72,000	$38,198	$365,448
Engineering	2007	$150,000	$75,900	$60,000	$25,641	$311,541

(1)
On February 19, 2010, the Compensation Committee approved increases in the base salaries of its named executive officers effective January 1, 2010. The new base salaries are as follows: $330,000, $220,000, $220,000, $210,000 and $168,000 for Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively.

(2)
For 2007 and 2008 represents stock unit awards of 75,000, 18,000, 18,000, 18,000 and 15,000 awarded to Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively. 50,000 of the 2007 stock unit awards were granted on February 26, 2007 and valued at $4.64 and the remaining 94,000 stock unit awards were granted on June 6, 2007 and valued at $5.06, in both cases the closing price of the Company's Common Stock on the date of grant. The 2008 stock unit awards were granted on February 21, 2008 and valued at $6.35, the closing price of the Company's Common Stock on the date of grant. For 2009 represents stock unit awards of 50,314, 11,792, 11,792, 11,792 and 9,434 to Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively. The 2009 stock unit awards were granted on February 24, 2009 and valued at $4.24, the closing price of the Company's Common Stock on the date of grant. Amounts reflected in the table represent the grant date fair value of the stock unit awards computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. In the case of Mr. Bailly, these amounts also include (i) for 2007, 25,000 shares of the Company's Common Stock that was granted to him on February 26, 2007 and issued on January 2, 2008 valued at $4.64, the closing price of the Company's Common Stock on the grant date, (ii) for 2008, 25,000 shares of the Company's Common Stock that was granted to him on February 8, 2008 and issued on December 31, 2008 valued at $6.18 the closing price of the Company's stock on the grant date, and (iii) for 2009, 25,000 shares of the Company's Common Stock that was granted to him on February 24, 2009 and issued on December 31, 2009 valued at $4.24 the closing price of the Company's stock on the grant date.

(3)
Represents bonuses earned in 2007, 2008 and 2009 that were paid in March, 2008, 2009 and 2010, respectively. Consistent with past practices, the named executive officers were allowed to take up to 50% of their earned bonuses in the form of Company Common Stock with the number of shares determined as the bonus amount divided by the closing price of the Company's Common

  Stock on the date of grant. For 2007, 2008 and 2009 the dates of grant of the Common Stock portion of the bonuses were February 8, 2008, February 24, 2009 and February 19, 2010, respectively, and the fair-market value of the Common Stock was $6.18, $4.24 and $7.70, respectively. Bonuses earned in 2007 and paid in 2008 were as follows: $199,878 and 32,343 shares of stock for Mr. Bailly, $42,000 and 6,796 shares of stock for Mr. Lataille, $45,000 and 7,282 shares of stock for Mr. LeSavoy, $37,000 and 5,987 shares of stock for Mr. Rock and $40,000 and 3,236 shares of stock for Mr. Shaw. Bonuses earned in 2008 and paid in 2009 were as follows: $537,266 for Mr. Bailly, $47,500 and 11,203 shares of stock for Mr. Lataille, $52,500 and 12,382 shares of stock for Mr. LeSavoy, $47,500 and 11,203 shares of stock for Mr. Rock and $36,000 and 8,491 shares of stock for Mr. Shaw. Bonuses earned in 2009 and paid in 2010 were as follows: $362,250 for Mr. Bailly, $63,750 and 2,760 shares of stock for Mr. Lataille, $67,500 and 2,922 shares of stock for Mr. LeSavoy, $60,000 and 2,597 shares of stock for Mr. Rock and $46,500 and 2,013 shares of stock for Mr. Shaw.

(4)
Represents (i) for Mr. Bailly, Company reimbursement for club fees, tax preparation services and life insurance premiums; (ii) for each of the named executive officers compensation for the taxes attributable to stock awards and shares issued in lieu of cash bonuses in 2007 of $283,612, $30,240, $32,400, $26,640 and $14,400 for Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively, in 2008 of $95,220, $34,200, $37,800, $34,200 and $25,920 for Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively and in 2009 of $117,000, $15,300, $16,200, $14,400 and $11,160 for Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively; and (iii) for each of the named executive officers, car allowances and 401(k) contributions in 2007, 2008 and 2009.

Employment Contract

        On October 8, 2007, the Company entered into a new employment agreement with Mr. R. Jeffrey Bailly, the Company's President and Chief Executive Officer and the Chairman of the Company's Board of Directors. The Agreement supersedes Mr. Bailly's prior employment agreement with the Company, dated April 3, 2000, and is terminable by either party at any time, as provided below.

        The employment agreement provides that Mr. Bailly will receive a minimum annual salary of $300,000 and consideration for discretionary bonuses. Pursuant to the agreement, Mr. Bailly will receive an annual stock grant award (the "Annual Stock Grant Award") on or about January 1 of each year entitling him to receive on or before December 31 (the "Issue Date") of each year an aggregate of 25,000 shares of the Company's Common Stock, provided that Mr. Bailly remains employed with the Company through the Issue Date of each such year. Subject to applicable "golden-parachute" rules, the Company has agreed to reimburse Mr. Bailly for the amount of federal and state income taxes attributable to the Annual Stock Grant Award. Annual Stock Grant Awards are to be made under the Company's 2003 Incentive Plan. Mr. Bailly's agreement prohibits him from competing with the Company for a period of eighteen months following the termination of his employment for any reason. The employment agreement provides Mr. Bailly with certain other benefits, including the opportunity to participate in the Company's stock option plans, insurance plans and other employment benefits as may be generally available to senior executives of the Company, as well as for the direct payment or reimbursement of tax preparation fees, certain dues and fees relating to club memberships and other fringe benefits.

        Under the terms of the Agreement, if (i) Mr. Bailly's employment with the Company is terminated by the Company without cause, (ii) if Mr. Bailly terminates his employment with the Company for good reason (including a reduction in his base salary, the amount of the Annual Stock Grant Award or certain other benefits, removal from his position as president or chief executive officer, required relocation outside the greater Boston, Massachusetts area or a material reduction in his overall level of responsibility), or (iii) Mr. Bailly voluntarily terminates his employment within six months of a change of control of the Company, then the Company is required to pay Mr. Bailly a lump sum amount equal to three times his average annual compensation for the two years preceding. However, these termination payments shall be limited to an amount that would not result in the imposition of an excise tax or denial of a tax deduction for the Company under the tax code's golden parachute rules. If Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason, or upon a change of control of the Company, then (i) any shares in the Annual Stock Grant Award not issued to Mr. Bailly to which he would otherwise be entitled as of the next Issue Date following such change of control or such termination will be immediately issued to him and (ii) any of Mr. Bailly's other earned but unvested Stock Rights, as defined in the Agreement, will immediately vest in full. If Mr. Bailly's employment with the Company is terminated by the Company without cause, or if Mr. Bailly terminates his employment with the Company for good reason, the Company will continue to pay Mr. Bailly's health insurance for up to thirty-six months.

Grants of Plan-Based Awards

		Estimated Future payouts Under Equity Incentive Plan Awards
					All Other Stock Awards: Number of Shares of Stock or Units (#)
						Grant Date Fair Value Of Stock And Option Awards ($)(1)
Name	Grant Date	Threshold (#)(2)(3)	Target (#)(2)(3)	Maximum (#)(2)(3)
R. Jeffrey Bailly(4)	2/24/2009	25,157	25,157	—	—	213,331
R. Jeffrey Bailly(4)	2/24/2009	—	—	—	25,000	106,000
Ronald J. Lataille(4)	2/24/2009	5,896	5,896	—	—	50,000
Richard LeSavoy(4)	2/24/2009	5,896	5,896	—	—	50,000
Mitchell C. Rock(4)	2/24/2009	5,896	5,896	—	—	50,000
Daniel J. Shaw, Jr.(4)	2/24/2009	4,717	4,717	—	—	40,000

(1)
Amount shown does not reflect compensation actually received by the named executive officer nor does it necessarily reflect the actual value that will be recognized by the named executive officer. Instead, the amount shown is the grant date fair value of restricted stock granted to the named executive officer computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation. The assumptions used to calculate the value of restricted stock awards are set forth under Note 1(n)—Share-Based Compensation, to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
With respect to the named executive officers stock awards listed above are subject to a (i) time-based vesting requirement and (ii) a Company financial performance requirement, which is discussed in footnote 3, below. One-third of these awards vest on February 19, 2011, one-third of awards vest on February 19, 2012 and one-third of these awards vest on February 19, 2013, provided that the recipient remains continuously employed by the Company through each such vesting date.

(3)
The stock unit awards listed under the "Threshold", "Target" and "Maximum" columns above were also subject to the Company achieving specified financial performance objectives. The performance objectives were based on the Company's operating income for its 2009 fiscal year relative to operating income targets established by the Compensation Committee. Based upon the Company's financial results for its 2009 fiscal year, the Compensation Committee determined that the Threshold and Target goals had been achieved. Accordingly, the Compensation Committee awarded stock unit awards to each of the named executive officers in an amount equal to the sum of all of the awards listed in the "Threshold," and "Target" columns above, for each such officer.

(4)
Reflects grants of stock unit awards to the named executive officers pursuant to the Company's 2003 Incentive Plan. Recipients of the stock unit awards will have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends, until and to the extent such stock unit awards have vested and the issuance of the shares of Common Stock in respect of the stock unit awards has been appropriately evidenced. Any unvested stock unit awards shall terminate upon the cessation of a recipient's employment with the Company. In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) on or after January 1, 2010, the applicable number of stock unit awards listed in the "Threshold", "Target" and "Maximum" columns above, to the extent not already vested, shall become fully vested immediately prior to the effective date of such change in control.

        1993 Stock Option Plan.    Effective October 1993, the Company adopted the 1993 Stock Option Plan (the "1993 Plan"). The purpose of the 1993 Plan is to benefit the Company through the maintenance and development of its businesses by offering certain present and future key individuals a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company. As of April 23, 2010, there are 312,293 shares of Common Stock available for issuance under the 1993 Plan. The 1993 Plan may be administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors. Employees of the Company (including officers and directors of the Company who are also employees), as well as certain consultants and advisors of the Company, are eligible to receive grants of options under the 1993 Plan. Under the 1993 Plan, the Company may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986 ("incentive stock options") and other options which are not qualified as incentive stock options. Unless otherwise determined by the Board of Directors or the committee, all options granted under the 1993 Plan vest at the rate of 25% per year, with the first installment vesting at the end of one year from the date of grant.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
R. Jeffrey Bailly	125,000	—	2.75	4/3/2010	108,647	706,206
	50,000	—	0.81	2/11/2012
	20,000	—	1.12	1/29/2013
	46,620	—	1.00	3/25/2013
	53,380	—	1.00	3/25/2013
	44,444	—	2.25	4/2/2014
	55,556	—	2.25	4/2/2014
	58,159	—	2.39	12/14/2015
	41,841	—	2.39	12/14/2015
Ronald J. Lataille	15,000	—	3.31	5/16/2012	43,792	284,648
Richard LeSavoy	20,000	—	3.31	5/16/2012	43,792	284,648
Mitchell C. Rock	15,000	—	3.31	5/16/2012	43,792	284,648
Daniel J. Shaw, Jr.	10,000	—	3.31	5/16/2012	36,100	234,650

(1)
Represents stock options granted pursuant to the Company's 1993 Employee Stock Option Plan. Options granted to Mr. Bailly have a 10 year life and vest immediately. Options granted to

  Messrs. Lataille, LeSavoy, Rock and Shaw have lives ranging from five to seven years and vest over periods ranging from three to five years.

(2)
Exercise prices for all options granted to the named executive officers represents the closing price of the Company's Common Stock on the business date immediately preceding the date of grant.

(3)
The market value of the stock unit awards that have not vested is calculated using the closing market price of the Company's Common Stock at the end of the Company's last completed fiscal year. Accordingly, this value was determined based on the closing market price of the Company's Common Stock on Nasdaq as of December 31, 2009, which was $6.50.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)
R. Jeffrey Bailly	—	$—	125,000	$529,500
Ronald J. Lataille(2)	10,000	$21,200	12,000	$50,760
Richard LeSavoy(2)	10,000	$21,200	12,000	$50,760
Mitchell C. Rock	—	$—	12,000	$50,760
Daniel J. Shaw, Jr.(2)	5,000	$10,600	10,000	$42,300

(1)
On February 24, 2009, previously issued stock unit awards covering 75,000 shares of the Company's Common Stock vested in full for Mr. Bailly. The value realized upon the vesting of the stock unit awards is based upon the closing price of $4.24 on February 24, 2009. On July 1, 2009, previously issued stock unit awards covering 50,000, 12,000, 12,000, 12,000 and 10,000 shares of the Company's Common Stock vested in full for each of Messrs. Bailly, Lataille, LeSavoy, Rock and Shaw, respectively. The value realized upon the vesting of the stock unit awards is based upon the closing price of $4.23 on July 1, 2009.

(2)
Messrs. Lataille, LeSavoy and Shaw exercised options covering 10,000, 10,000 and 5,000 shares of stock, respectively, on September 4, 2009. These options were granted on September 8, 2004 at an exercise price $3.28 per share. The value realized upon exercise of these options was $2.12 per share, or $21,200, $21,200 and $10,600 for Messrs. Lataille, LeSavoy and Shaw, respectively, based upon the closing price of our Company stock on the date of exercise.

Potential Payments upon Termination or Change of Control and Severance Plans

        Mr. R. Jeffrey Bailly may be entitled to payment upon his termination or upon a change of control of the Company, as described above. If Mr. Bailly is terminated without cause or if he terminates his employment for good reason or within six months of a change of control of the Company, then Mr. Bailly is entitled to a lump sum amount equal to three times his average annual compensation for the two years preceding, as limited by applicable IRS golden parachute regulations. Accordingly, assuming the triggering event occurred on December 31, 2009, Mr. Bailly would have been entitled to receive $3,003,354.

        In September 1993, the Company adopted a policy that all named executive officers of the Company not otherwise a party to an employment agreement with the Company will receive a severance benefit should the employee's employment with the Company be terminated by the Company other than for cause in connection with a change in control of the Company, in the form of a base salary continuation for a period equal to the sum of (i) four months plus (ii) one month for each year of service with the Company up to a maximum of 18 months. Accordingly, assuming termination of such named executive officers on December 31, 2009, such officers would have been entitled to the following payments:

Name	Severance Payment ($)
Ronald J. Lataille	280,000
Richard LeSavoy	315,000
Mitchell C. Rock	195,000
Daniel J. Shaw, Jr.	240,000

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Richard L. Bailly	2009	9,533	12,133	21,666
Kenneth L. Gestal	2009	7,033	14,634	21,667
David B. Gould	2009	12,867	15,466	28,333
Marc Kozin	2009	11,408	15,676	27,084
Thomas Oberdorf	2009	12,867	16,300	29,167
David K. Stevenson	2009	11,408	16,508	27,916
Robert W. Pierce, Jr.	2009	9,950	14,634	24,584

(1)
Through May 31, 2009, non-employee directors of the Company were entitled to receive (i) an annual $6,000 fee, (ii) if applicable, an annual committee membership fee of $2,000 per year and an additional $500 annual fee if the non-employee director served as a committee chair, (iii) a fee of $1,200 plus reimbursement of expenses for each meeting physically attended and (iv) a fee of $500 plus reimbursement of expenses for each half-day committee meeting attended. Effective June 1, 2009, in addition to the travel reimbursement listed in (iii) above, non-employee directors will be entitled to receive: (i) an annual retainer of $20,000, payable 50% in cash and 50% in the form of options, (ii) an annual committee retainer of $5,000 in cash, and an additional $2,500 if the non-employee director serves as committee chair, (iii) an annual lead outside director retainer of $5,000 for the individual serving in that position. Currently, David B. Gould serves as the Company's lead outside director.

(2)
On June 3, 2009, the Company granted non-qualified stock options to acquire UFP Common Stock in the amounts of 3,314, 4,735, 5,208, 5,327, 5,682, 5,800, and 4,735 to Messrs. Bailly, Gestal, Gould, Kozin, Oberdorf, Stevenson and Pierce, respectively. Each option was issued as a portion of each Director's annual retainer as described in (1) above and has a ten-year life with an exercise price of $4.13, the closing price of the Company's Common Stock on June 3, 2009. On July 1, 2009, the Company granted non-qualified stock options to acquire UFP Common Stock in the amount of 3,500, for each non-employee Director. Each option was granted pursuant to a discretionary grant as permitted by the 2009 Non-Employee Director Stock Incentive Plan, and has a ten-year life with an exercise price of $4.23, the closing price of the Company's Common Stock on July 1, 2009. Amounts reflected in the table represent the grant date fair value of the stock options computed in accordance with FASB ASC, Topic 718, Compensation—Stock Compensation.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table discloses the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2009. Each of these plans and their amendments have been approved by the Company's stockholders.

	Number of shares of UFPT Common Stock to be issued(1)	Weighted average exercise price of outstanding options	Number of shares of UFPT Common Stock remaining available for future issuance
1993 Employee Stock Option Plan	605,000	2.33	312,293
2009 Non-Employee Director Stock Option Plan	391,609	4.12	282,089

Total Option Plans	996,609	3.03	594,382

2003 Incentive Plan	276,124	0	297,918

Total All Stock Plans	1,272,733	0	892,300

(1)
Will be issued upon exercise of outstanding options or vesting of stock unit awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        United Development Company Limited.    The Company owns an approximate 26.3% limited partnership interest in United Development Company Limited, a real estate limited partnership ("United Development"), which owns and leases to the Company the Kissimmee, Florida and Decatur, Alabama properties described below. Richard L. Bailly, a director and stockholder of the Company, owns an approximately 21% general partnership interest in United Development.

        Kissimmee, Florida Property.    Effective January 1, 2007, the term of the lease with United Development of the Company's Kissimmee, Florida manufacturing facility was extended until December 31, 2011. Monthly rent for the lease is $13,713, plus the payment of certain expenses and taxes. The Company believes that the terms of its lease are comparable to those available in the market for real estate in Kissimmee, Florida.

        Decatur, Alabama Property.    Effective January 1, 2007, the term of the lease with United Development of the Company's Decatur, Alabama manufacturing facility was extended until December 31, 2011. Monthly rent for the lease is $8,663, plus the payment of certain expenses and taxes. The Company believes that the terms of this lease are comparable to those available in the market for real estate in Decatur, Alabama.

        Review, Ratification and Approval.    Our Audit Committee reviews and approves related party transactions (unless such review and approval has been delegated to another committee consisting solely of independent directors).

 PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected CCR LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the Audit Committee Charter, require the Audit Committee to engage, retain, and supervise the Company's independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of CCR LLP for ratification by stockholders as a matter of good corporate practice. If the stockholders do not ratify the selection of CCR LLP, the Audit Committee will review the Company's relationship with CCR LLP and take such action as it deems appropriate, which may include continuing to retain CCR LLP as the Company's independent registered public accounting firm.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL NO. 2.

 PROPOSAL NO. 3
TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS
OF
UFP TECHNOLOGIES, INC.

        Proposal No. 3 asks the stockholders of the Company to consider and vote upon a proposal to approve an adjournment of the Meeting, if necessary, including adjournments to permit further solicitation of proxies in favor of each of the proposals to elect directors and to ratify the appointment of CCR LLP as the Company's independent registered public accounting firm.

        If a quorum is not present at the Meeting, stockholders of the Company may be asked to vote on the proposal to adjourn the Meeting to solicit additional proxies. If a quorum is present at the Meeting, but there are not sufficient votes at the time of the Meeting to approve one or more of the proposals, stockholders of the Company may also be asked to vote on the proposal to approve the adjournment of the Meeting to permit further solicitation of proxies in favor of the other proposals.

        If the adjournment proposal is submitted for a vote at the Meeting, and if stockholders of the Company vote to approve the adjournment proposal, the Meeting will be adjourned to enable the Company's Board of Directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the Meeting is adjourned, the Company's Board of Directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the Meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposal could mean that, even though the Company may have received proxies representing a sufficient number of votes against a proposal to defeat it, management of the Company could present the adjournment proposal for a vote of the Company's stockholders and thereby cause the Meeting to be adjourned without a vote on the proposal, and seek during that period to convince the holders of those shares to change their votes to vote in favor of the proposal.

        The Company's Board of Directors believes that, if the number of shares of Common Stock voting in favor of any of the proposals presented at the Meeting is insufficient to approve a proposal, it is in the best interests of the Company's stockholders to enable the Company's Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal.

        The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Meeting and entitled to vote on the proposal to adjourn the Meeting is required to adjourn the Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF PROPOSAL NO. 3.

 OTHER MATTERS

Voting Procedures

        The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. A quorum, consisting of a majority of shares of all stock issued, outstanding and entitled to vote at the Meeting, will be required to be present in person or by proxy for consideration of the proposal to elect directors. If a quorum is not present, a vote of a majority of the votes properly cast will adjourn the Meeting.

        The nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote thereon is required to ratify the appointment of CCR LLP as the Company's independent registered public accounting firm and to adjourn the Meeting.

        Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the other proposals, even though the stockholder so abstaining may intend a different result.

        Shares of Common Stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum and will not be voted in the election of directors or on the other proposals. Shares of Common Stock held of record by brokers who return a signed and dated proxy but who fail to vote (a "broker nonvote") will count toward the quorum but will have no effect on the proposals not voted.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10 percent of the Company's Common Stock to file initial reports of their ownership and changes in ownership of the Company's Common Stock with the SEC. Based solely on the Company's review of the copies of such reports it has received and written representations from certain reporting persons, with respect to the fiscal year ended December 31, 2009, the Company believes that each person who was required to file such reports complied with the applicable filing requirements. It has come to the Company's attention that Kenneth Gestal, a director of the Company, failed to file a Form 4 within the required time period after selling shares of the Company's Common Stock in a single transaction on August 22, 2006. On April 28, 2010, Mr. Gestal filed a Form 4 to report such transaction.

Other Proposed Action

        The Board of Directors knows of no matters that may come before the Meeting other than those discussed above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment and applicable laws and regulations.

Stockholder Communications

        Stockholders may contact the Board of Directors of the Company by writing to them c/o Investor Relations, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833. All communications directed to the Board will be delivered to the entire Board of Directors.

Stockholder Proposals and Recommendations for Director

        Stockholder proposals for inclusion in the Company's proxy materials for the 2011 Annual Meeting of Stockholders must be received by the Company no later than January 7, 2011. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission and the Company's Bylaws.

        The Company's Bylaws establish an advance notice procedure with regard to proposals that stockholders otherwise desire to introduce at the Company's Annual Meeting without inclusion in the Company's proxy statement for that meeting. Written notice of such stockholder proposals for the Company's Annual Meeting of Stockholders in 2011 must be received by the Company's Board of Directors, c/o Secretary, UFP Technologies, Inc., 172 East Main Street, Georgetown, MA 01833, not later than March 11, 2011 and must not have been received earlier than February 9, 2011 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the stockholder proposing such matters. The matters proposed to be brought before the meeting also must be proper matters for stockholder action. If a stockholder who wishes to present such a proposal fails to notify the Company within this time frame, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

        Pursuant to the Company's Bylaws, the notice must set forth: (a) for each nominee (i) information as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) written consent to be named in the proxy statement and serve as director if so elected; (b) a brief description of any proposed business including (i) the text of such proposal and any accompanying resolutions, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest held by the proposing stockholder or any beneficial owner on whose behalf the proposal is made; (c) proposing stockholder and/or beneficial owner information including, (i) name and address, (ii) the class and number of shares of capital stock held, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal with any of their affiliates or associates, and any others acting in concert with the foregoing, (iv) a description of any agreement, arrangement or understanding with respect to shares of the Company's stock entered into by the date of such notice for the purposes of loss mitigation, risk management or derivation of benefit from share price changes and/or redistribution of voting power, (v) a representation that such stockholder is the holder of record, is entitled to vote, and intends to appear in person or by proxy and propose such business or nomination, (vi) a representation of intention to either deliver proxy statements to holders of the necessary percentage of shares or to solicit proxies in support of the proposal, and (vii) any other information relating to such stockholder and/or beneficial owner required to be disclosed in filings made in connection with solicitation of proxies pursuant to the Securities Exchange Act of 1934. The stockholder can alternatively satisfy the notice requirement by submitting proposals in compliance with Securities and Exchange Commission requirements and inclusion of such proposal within a proxy statement prepared by the Company. Compliance with the Company's Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business to the annual meeting (other than matters properly brought in compliance with the rules of the Securities Exchange Act of 1934).

Incorporation By Reference

        To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Audit Committee" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

        Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed with the Securities and Exchange Commission, this Proxy Statement and the Proxy Card are available to stockholders without charge at the Company's website, www.ufpt.com, and upon written request addressed to Investor Relations, UFP Technologies, Inc. at 172 East Main Street, Georgetown, Massachusetts 01833.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date UFP TECHNOLOGIES, INC. M25211-P95545 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Please indicate if you plan to attend this meeting. For Against Abstain 2. TO RATIFY THE APPOINTMENT OF CCR LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. 3. IF SUBMITTED TO A VOTE OF THE COMPANY’S STOCKHOLDERS, TO APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING, INCLUDING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. For address changes and/or comments, please check this box and write them on the back where indicated. For All Withhold All For All Except Yes No Yes No 01) KENNETH L. GESTAL 02) THOMAS OBERDORF 1. ELECTION OF DIRECTORS: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AS DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2. VOTE BY MAIL Mark, sign and date your proxy card, and return it in the postage-paid envelope we have provided, or return it to UFP Technologies, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA UFP TECHNOLOGIES, INC. 172 EAST MAIN STREET GEORGETOWN, MA 01833-2107 USA Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3. 4. THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. (SIGNATURES SHOULD BE THE SAME AS THE NAME PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND OFFICERS OF CORPORATIONS SHOULD ADD THEIR TITLES WHEN SIGNING.) For Against Abstain

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The undersigned hereby appoints R. Jeffrey Bailly and Ronald J. Lataille, and each of them, acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the 2010 Annual Meeting of Stockholders of UFP Technologies, Inc. to be held on Wednesday, June 9, 2010, and at any adjournment or adjournments thereof, with all power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of and Proxy Statement for the Annual Meeting in accordance with the instructions and with discretionary authority upon such other matters as may come before the Annual Meeting. All previous proxies are hereby revoked. This Proxy is solicited on behalf of the Board of Directors as listed herein. It will be voted as directed by the undersigned and if no direction is indicated, it will be voted (i) for the election of the Nominees as Directors, (ii) for the proposal to ratify the appointment of CCR LLP as the Company's independent registered public accounting firm, and (iii) if submitted to a vote of the stockholders, to approve an adjournment of the Annual Meeting, including, if necessary, to solicit additional proxies in favor of the foregoing proposals, as described in the accompanying proxy statement. UFP TECHNOLOGIES, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued, and to be signed, on reverse side (Please fill in the reverse side and mail in enclosed envelope) M25212-P95545 PROXY PROXY

QuickLinks

YOUR VOTE IS IMPORTANT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CODE OF ETHICS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Director Compensation
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS OF UFP TECHNOLOGIES, INC.
OTHER MATTERS